UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2024

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted Stock Awards

On January 26, 2024, PEDEVCO Corp. (the “Company”, “we” and “us”) issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, and in connection with the Company’s 2023 year annual compensation review, an aggregate of 2,105,000 shares of restricted Company common stock and options to purchase an aggregate of 460,000 shares of restricted Company common stock under the Company’s 2021 Equity Incentive Plan (the “Plan”), in consideration for services rendered, and to be rendered, by various officers and employees of the Company. The Plan has been registered on a Form S-8 Registration Statement previously filed by the Company.

Included as part of the issuances was the issuance of:

(A) 250,000 shares to Mr. Paul Pinkston, the Company’s Chief Accounting Officer, which shares vest at the rate of (i) 1/3 of such shares on the one (1) year anniversary of the January 26, 2024 grant date (the “Grant Date”); (ii) 1/3 on the two (2) year anniversary of the Grant Date; and (iii) 1/3 on the three (3) year anniversary of the Grant Date (collectively, the “Three Year Vesting Terms”), subject to Mr. Pinkston’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Pinkston;

(B) 550,000 shares to Dr. Simon G. Kukes, the Chief Executive Officer of the Company, all of which are subject to the Three Year Vesting Terms, subject to Dr. Kukes’ continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Dr. Kukes;

(C) 525,000 shares to Mr. J. Douglas Schick, the President of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Schick’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Schick;

(D) 450,000 shares to Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company, all of which are subject to the Three Year Vesting Terms, subject to Mr. Moore’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and Mr. Moore;

(F) 330,000 shares to certain other non-executive employees of the Company, all of which are subject to the Three Year Vesting Terms, subject to such recipient’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into between the Company and each such recipient; and

(G) five year options to purchase 460,000 shares of restricted Company common stock with an exercise price of $0.6675 per share to certain other non-executive employees of the Company, all of which are subject to the Three Year Vesting Terms, subject to such recipient’s continued service to the Company on such vesting dates, and subject to the terms and conditions of a Stock Option Grant Agreement entered into between the Company and each such recipient.

The description of the restricted stock awards and options above is not complete and is qualified in its entirety by the form of Restricted Shares Grant Agreement and form of Stock Option Agreement for the awards granted on January 26, 2024, which are incorporated by reference herein as Exhibit 10.2 and 10.3, and which are incorporated by reference into this Item 5.02 in their entirety.

(e) Salary Increases and Annual Cash Bonuses

On January 26, 2024, after recommendation by the Compensation Committee of the Company’s Board of Directors, the Board of Directors of the Company, in connection with the Company’s annual compensation review, approved:

(A) a 5% increase of the annual base salaries for (i) Mr. Paul Pinkston, the Company’s Chief Accounting Officer, from $160,000 to $168,000, (ii) Mr. J. Douglas Schick, the President of the Company, from $290,000 to $304,500, and (iii) Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company, from $280,000 to $294,000, all effective February 1, 2024 (none of the increases in salary were documented by written agreements or amendments); and

(B) cash bonuses for (i) Mr. Paul Pinkston, the Company’s Chief Accounting Officer, in the amount of $35,000, (ii) Mr. J. Douglas Schick, the President of the Company, in the amount of $120,000, and (iii) Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company in the amount of $110,000.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	PEDEVCO Corp. 2021 Equity Incentive Plan * (1)
10.2	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Restricted Shares Grant Agreement * (2)
10.3	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Stock Option Grant Agreement * (2)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*Indicates management contract or compensatory plan or arrangement.

(1) Filed on September 1, 2021, as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference (File No. 001-35922).

(2) Filed on September 1, 2021, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-259248).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

Date: January 29, 2024	By:	/s/ Dr. Simon G. Kukes
Dr. Simon G. Kukes
Chief Executive Officer

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